For period ending October 31, 2011
File number 811-8767
Exhibit 77C

A joint special meeting of shareholders of UBS Money Series - UBS Select Prime Preferred Fund and certain related master-feeder funds was held on August 16, 2011, and adjourned to August 25, 2011. The results of the votes taken with respect to UBS Select Prime Preferred Fund are reported below. Each vote represents one share held on the record date for the meeting. UBS Select Prime Preferred Fund is not aware of any broker non-votes. (Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.) Abstentions and broker non-votes, if any, are counted as shares present for purposes of determining whether a quorum is present but are not voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Proposal - To approve a change to the Fund's concentration policies


		     Shares For as a
    Shares	       % of Total	      Shares 		Shares Voted
   Voted For	      Shares Voted	  Voted Against		   Abstain

9,222,232,269.362	83.485%		1,726,631,241.334	97,742,484.104


As more fully described in the related proxy statement, this involved a change to UBS Select Prime Preferred Fund's concentration policies to enable investment of more than 25% of assets in securities issued by companies in the financial services group of industries. As a result of the approval, under normal circumstances, this fund - and its related master portfolio - are required to invest more than 25% of their total assets in the financial services sector.


For period ending October 31, 2011
File number 811-8767
Exhibit 77C

A joint special meeting of shareholders of UBS Money Series - UBS Select Prime Institutional Fund and certain related master-feeder funds was held on August 16, 2011, and adjourned to August 25, 2011. The results of the votes taken with respect to UBS Select Prime Institutional Fund are reported below. Each vote represents one share held on the record date for the meeting. UBS Select Prime Institutional Fund is not aware of any broker non-votes. (Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.) Abstentions and broker non-votes, if any, are counted as shares present for purposes of determining whether a quorum is present but are not voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Proposal - To approve a change to the Fund's concentration policies


		     Shares For as a
    Shares	       % of Total	      Shares 		Shares Voted
   Voted For	      Shares Voted	  Voted Against		   Abstain

5,632,757,134.295	80.872%		1,003,257,335.603      329,054,902.272


As more fully described in the related proxy statement, this involved a change to UBS Select Prime Institutional Fund's concentration policies to enable investment of more than 25% of assets in securities issued by companies in the financial services group of industries. As a result of the approval, under normal circumstances, this fund - and its related master portfolio - are required to invest more than 25% of their total assets in the financial services sector.


For period ending October 31, 2011
File number 811-8767
Exhibit 77C

A joint special meeting of shareholders of UBS Money Series - UBS Select Prime Investor Fund and certain related master-feeder funds was held on August 16, 2011, and adjourned to August 25, 2011. The results of the votes taken with respect to UBS Select Prime Investor Fund are reported below. Each vote represents one share held on the record date for the meeting. UBS Select Prime Investor Fund is not aware of any broker non-votes. (Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.) Abstentions and broker non-votes, if any, are counted as shares present for purposes of determining whether a quorum is present but are not voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Proposal - To approve a change to the Fund's concentration policies


		     Shares For as a
    Shares	       % of Total	      Shares 		Shares Voted
   Voted For	      Shares Voted	  Voted Against		   Abstain

298,696,626.101		89.848%		  23,077,439.051	10,670,955.767


As more fully described in the related proxy statement, this involved a change to UBS Select Prime Investor Fund's concentration policies to enable investment of more than 25% of assets in securities issued by companies in the financial services group of industries. As a result of the approval, under normal circumstances, this fund - and its related master portfolio - are required to invest more than 25% of their total assets in the financial services sector.